Exhibit 10.83

PHYSICIAN SHARING AGREEMENT

THIS PHYSICIAN SHARING AGREEMENT (this “Agreement”) is dated effective as of August 1,2003 by and between 21st Century Oncology, Inc., a Florida corporation (“21st Century”), and Radiation Therapy Associates of Western North Carolina, P.A., a North Carolina professional association (“PA”).

WITNESSETH:

WHEREAS, 21st Century and Garton are parties to a physician employment agreement (the “21st Century Employment Agreement”), pursuant to which Garton is employed by 21st Century to perform professional medical services as a radiation oncologist and 21st Century compensates Garton for such services;

WHEREAS, the compensation paid by 21st Century to Garton includes a base compensation;

WHEREAS, the 21st Century Employment Agreement provides that Garton shall provide medical services, on a full-time basis, at mutually agreed upon Centers (as that term is defined in the 21st Century Employment Agreement);

WHEREAS, 21st Century has agreed to share the services of Garton with PA, and PA and Garton have entered into an employment agreement pursuant to which Garton performs professional medical services for the PA (the “PA Employment Agreement”);

WHEREAS, in connection with its agreement to share the services of Garton with PA, 21st Century desires that PA agree to reimburse 21st Century for PA’s proportionate share of Garton’s base compensation paid by 21st Century (less any compensation paid directly to Garton by the PA), and PA desires to reimburse such amount to 21st Century.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows

1. Proportionate Share of Compensation.

(a) During the term of this Agreement, PA hereby agree to reimburse 21st Century, on a monthly basis, for its Proportionate Share (determined in accordance with Section l(b) hereof) of (i) the base compensation paid to Garton by 21st Century for such month pursuant to the terms of the 21st Century Employment Agreement, less (ii) any base compensation paid directly to Garton by the PA for such month pursuant to the terms of the PA Employment Agreement (the “Compensation”).

(b) PA’s proportionate share of the Compensation for a one-month period (“PA’s Proportionate Share”) shall be a percentage determined by dividing (i) the number of days that Garton provides services to the PA in such month, by (ii) the aggregate number of days in such month that Garton provides services to the PA or to any other Center at the direction of 21st

Century. For example, if Garton provides services to the PA for eight (8) days in a one month period and Garton provides services for an aggregate of twenty (20) days in such one month period to PA and any other Centers designated by 21st Century, PA shall reimburse 21st Century for 8/20th (forty percent) of the amount of the Compensation for that month.

2. Payment of Proportionate Share. PA’s Proportionate Share of the Compensation shall be determined at the end of each one month period, and PA shall reimburse 21st Century for PA’s Proportionate Share within thirty (30) days after the end of such one month period.

3. Term of Agreement. The term of this Agreement shall be for a period commencing on the date hereof and continuing until the termination of Garton’s employment with PA.

4. Amendment and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by 21st Century and PA. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

5. Assignment. No party hereto may transfer its rights or obligations hereunder without the consent of the other party hereto.

6. Governing Law; Venue. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Florida, other than the conflict of laws provisions of such laws. Hillsborough County, Florida shall be the proper venues for any litigation arising out of this Agreement.

7. Headings. The headings of this Agreement are for the purposes of reference only and shall not affect the construction of the Agreement.

8. Counterparts. This Agreement may be executed in one or more counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

21st CENTURY ONCOLOGY, INC.

By:	/s/ David Koeninger
Vice President

RADIATION THERAPY ASSOCIATES OF WESTERN NORTH CAROLINA, P.A.

By:	/s/ Daniel E. Dosoretz
Vice President